UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2024

Date of Report (Date of earliest event reported)

One World Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56151	61-1744826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6605 Grand Montecito Parkway, Suite 100 Las Vegas, Nevada	89149
(Address of principal executive offices)	(Zip Code)

(800) 605-3201

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2024, One World Products, Inc., a Nevada corporation (the “Company”), entered into an Employment, Confidentiality and Proprietary Rights Agreement (the “Peterson Employment Agreement”) with Todd Peterson, pursuant to which Mr. Peterson will serve as the Company’s Chief Financial Officer. The initial term of the Peterson Employment Agreement is 12 months and renews automatically for successive 12-month terms, unless cancelled by either the Company or Mr. Peterson upon not less than 10-days’ written notice prior to the end of the then-current term. Under the Peterson Employment Agreement, Mr. Peterson is to be compensated, as follows:

(1)	a monthly salary of $8,000;

(2)	a quarterly bonus of $15,000, payable the fifth calendar day prior to the last day of each fiscal quarter during the term of the Peterson Employment Agreement (“Grant Date”), to be paid in cash or in shares of the Company’s common stock, at the Company’s option (the number of shares is to be determined based on the closing stock price on the Grant Date), commencing on September 25, 2024.

(3)	a signing bonus of 250,000 shares of the Company’s common stock, which shares were valued at $0.045 per share (the closing sale price of the Company’s common stock on July 1, 2024), or $11,250, in the aggregate.

The foregoing description of the Peterson Employment Agreement is qualified in its entirety by the full text of the Peterson Employment Agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer. On July 1, 2024, the Board of Directors of the Company terminated Timothy Woods as the Company’s Chief Financial Officer and appointed Todd Peterson as the Company’s new Chief Financial Officer.

Todd Peterson, CPA, has been the president of KSNE2 Enterprises, LLC, an accounting and consulting firm located in Las Vegas, Nevada, specializing in publicly traded microcap companies, since August 2008. Mr. Peterson had previously been the chief financial officer of Digipath, since June 19, 2015. From February 2007 to August 2008, he was the senior accounting manager of Accuity Financial, an accounting firm located in Las Vegas, Nevada, specializing in publicly traded microcap companies. Mr. Peterson was the audit manager of DeJoya Griffith and Company, a PCAOB registered audit firm located in Las Vegas, Nevada, providing audit and accounting services primarily to publicly traded microcap companies, from November 2004 to February 2007. He was also the audit manager of Ocel, Heimer & Associates, Ltd., a regional audit firm located in Minneapolis, Minnesota, from 1999 to 2004. Upon graduating from the University of St. Thomas with a Bachelor of Arts degree in accounting in 1997, Mr. Peterson worked as an accountant during 1998 for R.W. Ramsay & Associates, Ltd.

In conjunction with Mr. Peterson’s appointment as Chief Financial Officer, the Company and Mr. Peterson entered into the Peterson Employment Agreement. In this regard, the information set forth under Item 1.01 is incorporated herein by reference.

President. On July 2, 2024, Joerg Sommer resigned as the Company’s President, effective immediately. The Board of Directors of the Company has not yet appointed a new President.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment, Confidentiality and Proprietary Rights Agreement dated July 1, 2024, between the Company and Todd Peterson

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date: July 5, 2024.	By:	/s/ Dr. Kenneth Perego, II
	Name:	Dr. Kenneth Perego, II
	Title:	Vice Chairman of the Board

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